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                                                                     EXHIBIT 3.1

                                RESTATED BYLAWS

                                       OF

                          NORTHFIELD LABORATORIES INC.

                           EFFECTIVE AUGUST 12, 2005

                                   ARTICLE I

                                    OFFICES

      SECTION 1. REGISTERED OFFICE. The registered office of NORTHFIELD LABORATORIES INC. (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

      SECTION 2. PRINCIPAL OFFICE. The address of the principal office of the Corporation is 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800.

      SECTION 3. OTHER OFFICES. The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the "Board of Directors") may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be designated by the Board of Directors and as shall be set forth in the notice of meeting.

      SECTION 2. PURPOSES OF ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, notice of which shall be given in the notice of meeting.

      SECTION 3. FAILURE TO ELECT DIRECTORS AT ANNUAL MEETING. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders of the Corporation as soon thereafter as convenient. At such meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.

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      SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders of the
Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. A special meeting of the stockholders of the Corporation may be called for any purpose or purposes.

      SECTION 5. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be designated by the Board of Directors.

      SECTION 6. NOTICE OF MEETINGS. Every stockholder shall furnish the Corporation through its Secretary with an address at which notices of meetings and all other corporate notices may be served on or mailed to the stockholder. Except as otherwise expressly required by law, the Restated Certificate of Incorporation of the Corporation (which term as used in these Bylaws shall mean the Restated Certificate of Incorporation as amended and restated from time to time and any Certificate of Designation with respect to Preferred Stock in effect from time to time) or these Bylaws, notice of each meeting of the stockholders of the Corporation shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, by delivering a written notice thereof to each stockholder personally, or by depositing such notice in the United States mail in a postage prepaid envelope, directed to each stockholder at the post office address furnished by such stockholder to the Corporation, or, if no address shall have been furnished to the Corporation, the address of the stockholder as it appears on the records of the Corporation, or, if no address shall have been furnished to the Corporation and the address shall not otherwise appear on the records of the Corporation, then at the registered office of the Corporation in the State of Delaware. Except as otherwise expressly required by law, the Restated Certificate of Incorporation or these Bylaws, no publication of any notice of a meeting of the stockholders of the Corporation shall be required, nor shall the giving of any notice of any adjourned meeting of stockholders of the Corporation be required if the time and place thereof are announced at the meeting at which the adjournment is taken. Every notice of a meeting of the stockholders of the Corporation shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      SECTION 7. QUORUM. At each meeting of the stockholders of the Corporation, except as otherwise expressly required by law, the Restated Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of record of then issued and outstanding shares of stock of the Corporation entitled to vote at such meeting representing a majority of the voting power, shall constitute a quorum for the transaction of business; provided that in any case where the holders of Preferred Stock or any series thereof are entitled to vote as a separate class, a quorum of the Common Stock and a quorum of the Preferred Stock or such series thereof shall be separately determined. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority of those present in person or by proxy and entitled to vote, or, in the absence of any stockholders any officers entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting from time to time; provided that at any such meeting where the holders of Preferred Stock or any series thereof are entitled to vote as a separate class, if one class or series of stock of the Corporation but not the other has a quorum present, the meeting may proceed with the business to be conducted by the class or series having

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a quorum present, and may be adjourned from time to time in respect of business to be conducted by the class or series not having a quorum present. At any adjourned meeting at which a quorum is present, any business may be transacted which, might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation entitled to vote thereat required by law, the Restated Certificate of Incorporation or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding, shares of stock of the Corporation entitled to vote thereat representing the requisite voting power in respect of such other matter.

      SECTION 8. ORGANIZATION. Meetings of the stockholders shall be presided over by the Chairman, or if the Chairman is not present, by the President, or if neither the Chairman nor the President is present, then by a Vice President, or if neither the Chairman, President or Vice President is present, by a chairman to be chosen by a stockholders entitled to vote who are present in person or by proxy at the meeting and who represent a majority of the voting power. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of every meeting of the stockholders of the Corporation but, if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present thereat to act as secretary of the meeting.

      SECTION 9. VOTING. Except as otherwise expressly provided by law, the Restated Certificate of Incorporation or these Bylaws, each stockholder shall at each meeting of the stockholders of the Corporation be entitled to one vote, in person or by proxy, for each share of stock of the Corporation entitled to be voted thereat held by such stockholder and registered in the stockholder's name on the books of the Corporation on such date as may be fixed pursuant to Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Any stockholder entitled to vote may do so either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting; provided that no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise expressly required by law, the Restated Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders other than the election of directors shall be decided by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Unless otherwise expressly provided in the Restated Certificate of Incorporation, voting at all elections for directors need not be by ballot and shall not be cumulative.

      SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS.

      (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of the other corporation may prescribe, or, in the absence of an appropriate provision, as the board of directors of the other corporation may determine.

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      (b) Shares standing in the name of a deceased person may be voted by his administrator or executor. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him or her without a transfer of such shares into his or her name.

      (c) Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without transfer thereof into such receiver's name if the authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

      (d) A stockholder whose shares are pledged shall be entitled to vote the pledged shares unless, in the transfer by the pledgor on the Corporation's books, such pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee may vote thereon.

      (e) Shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided that nothing herein shall be construed as limiting the right of the Corporation to vote stock, including, but not limited to, its own capital stock, held by it in a fiduciary capacity.

      (f) If shares are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship so providing, their acts with respect to voting shall have the following effect:

            (i) if only one votes, his or her act binds all;

            (ii) if more than one vote, the act of the majority so voting binds all; and

            (iii) if the vote is evenly split, each faction may vote on the stock proportionately unless otherwise ordered by a court pursuant to the laws of the State of Delaware.

If an instrument showing that tenancy is held in unequal shares is filed with the Secretary, a majority or even split shall be determined by interest.

      SECTION 11. LISTS OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger of the Corporation, either directly or through another officer designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders of the Corporation, a complete list of the stockholders of each class entitled to vote at such meeting, arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the

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examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the place where the meeting is to be held for such 10-day period and shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who may be present. The stock ledger shall be the only evidence as to who are the stockholders of the Corporation entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      SECTION 12. INSPECTORS OF ELECTION. Before or at any Meeting of the stockholders at which a vote by ballot is to be taken, the Board of Directors or the chairman of such meeting shall appoint two Inspectors of Election to conduct the vote thereat. Each Inspector of Election so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. Such Inspectors of Election shall have the duties prescribed by law and shall decide upon the qualifications of voters and accept their votes and, when the vote is completed, shall count and ascertain the number of shares voted respectively for and against the question or questions on which a vote was taken and shall make and deliver a certificate in writing to the secretary of such meeting of the results thereof. The Inspectors of Election need not be stockholders, and any officer or director may be an Inspector of Election on any question other than a vote for or against their election to any position with the Corporation or any other question in which they may be directly interested. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders of the Corporation will vote at the meeting.

      SECTION 13. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 13, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this
Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such

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stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine and declare to the meeting, the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

      SECTION 14. NOTICE OF BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 14, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section
14. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders of the Corporation, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if the chairman should so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provision of this Section 14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 14.

      SECTION 15. RESTRICTIONS ON ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with law, the Restated Certificate of Incorporation and these Bylaws.

      SECTION 2. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors shall be not less than three nor more than eleven, as shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. A director shall hold office until the next annual meeting of the stockholders of the Corporation and until his successor shall be elected and shall qualify, subject to prior death, resignation, retirement, disqualification or removal from office.

      SECTION 3. RESIGNATIONS. Any director may resign at any time by giving notice to the Chairman of the Board or to the Board of Directors, in writing or by telegraph, cable or facsimile transmission. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman of the Board or by the Board of Directors. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filed by a majority of the directors then in office, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine. Notice of regular meetings shall be mailed to each director addressed to him at his residence or usual place of business, at least five days before the meeting.

      SECTION 6. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board. Except as otherwise expressly required by law, the Restated Certificate of Incorporation or these Bylaws, notices of each such meeting shall be mailed to each director at the director's residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to each director at such place by telegraph, cable or facsimile transmission, or shall be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. The purposes of any special meeting shall be stated with particularity in the notice thereof.

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      SECTION 7. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine by resolution, or as shall be specified in the respective notices of meetings.

      SECTION 8. QUORUM AND MANNER OF ACTING. Except as otherwise expressly required by law, the Restated Certificate of Incorporation or these Bylaws, a majority of the number of directors fixed as provided in these Bylaws shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the chairman of the Board or a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Prompt notice of any adjourned meetings shall be given.

      SECTION 9. COMMITTEES OF BOARD OF DIRECTORS. The Board of Directors may, by the affirmative vote of a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions and as permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the property, business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

      SECTION 10. ACTION BY WRITTEN CONSENT OF BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      SECTION 11. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      SECTION 12. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, with or without cause, may be removed from office at any time, but only by the affirmative vote of the holders of at least 80 percent of the voting power of all shares of the Corporation entitled to vote for the election of directors.

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                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. NUMBER AND QUALIFICATION OF OFFICERS. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may choose, or the Chairman may appoint, such other officers as assistants to the above as may from time to time be necessary or desirable for the conduct of business of the Corporation. The Chairman shall be chosen from among the directors.

      SECTION 2. ELECTION AND TERM OF OFFICE. The principal officers shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders of the Corporation. If the election of such officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been elected and shall have qualified, or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

      SECTION 3. RESIGNATION AND REMOVAL. Any officer may resign at any time by giving notice to the Chairman or to the Board of Directors, in writing or by telegraph, cable or facsimile transmission. Any such resignation shall take effect at the time specified therein or, if no time is so specified, upon its receipt by the Chairman or by the Board of Directors. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any elected officer may be removed, either with or without cause, at any time, by the vote of a majority of the entire Board of Directors. Any officer or agent appointed by the Chairman may be removed by the Chairman whenever, in the Chairman's judgment, the best interests of the Corporation would be served thereby.

      SECTION 4. VACANCIES. Except as otherwise provided below, a vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors. Any vacancy in an office appointed by the Chairman because of death, resignation or removal, may be filled by the Chairman.

      SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if a Chairman of the Board of Directors has been elected and is serving, shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman may sign, alone or together with the Secretary, an Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The Chairman in general shall perform all duties incident to the office of Chairman of the Board of Directors and chief executive officer of

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the Corporation and such other duties as may be prescribed by the Board of
Directors from time to time.

      SECTION 6. THE PRESIDENT. In the event that a Chairman has not been elected, then all of the duties of the Chairman, subject to the restrictions set forth in Section 5 of this Article IV with respect to the Chairman, shall be performed by the President. In the event that a Chairman has been elected, the President shall be the chief administrative officer of the Corporation and shall, subject to direction by the Chairman, in general supervise and control all of the operations of the Corporation. In the absence of the Chairman, the President shall preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chairman or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The President may sign, alone or together with the Secretary, an Assistant Secretary or any other proper officer of the Corporation thereunto duly authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The President shall in general perform all duties incident to the office of President and chief administrative officer of the Corporation and such other duties as may be prescribed from time to time by the Board of Directors or the Chairman.

      SECTION 7. VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, then in the following order -- the Executive Vice President and thereafter in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, including, without limitation, the duties of the Chairman if and as assumed by the President as a result of the absence of the Chairman and or his inability or refusal to act, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Any Vice President may sign, alone or together with the Secretary or Assistant Secretary or other proper officer of the Corporation thereunto duly authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors.

      SECTION 8. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. The Treasurer shall in general perform all the

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

duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors.

      SECTION 9. SECRETARY. The Secretary shall keep records of corporate action, including the minutes of meetings of the stockholders and the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign, with the Chairman, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation. The Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman, the President or the Board of Directors.

      SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign, with the Chairman, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President, the Chairman or the Board of Directors.

                                    ARTICLE V

                      CONTRACTS, CHECKS, DRAFTS AND PROXIES

      SECTION 1. CONTRACTS. The Board of Directors may by resolution authorize any officer or officers, or agent or agents, to, enter into any contract or engagement and to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall, have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

      SECTION 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

      SECTION 3. PROXIES. All proxies or instruments authorizing any person to attend, vote, consent or otherwise act at any and all meetings of stockholders of any corporation in

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

which the Corporation shall own shares or in which it shall otherwise be interested shall be executed by the Chairman or such other officer as the Chairman or the Board of Directors may from time to time determine.

                                   ARTICLE VI

                                  CAPITAL STOCK

      SECTION 1. CERTIFICATES FOR STOCK. Every holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the Corporation owned by the stockholder. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder; provided that if such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, the signatures of any such Chairman of the Board, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate or certificates shall cease to be such officer before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though he were such officer at the date of issue.

      SECTION 2. TRANSFER OF STOCK. Title to a certificate and to the shares of stock of the Corporation represented thereby shall be transferred only:

      (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

      (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

      SECTION 3. REGISTERED HOLDERS. The Corporation shall be entitled to treat the registered holder of any certificate for stock of the Corporation as the absolute and exclusive owner thereof and of the shares represented thereby for all purposes, including, without limitation, for purposes of determining the right to receive dividends and to vote and any liability for calls and assessments, and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

      SECTION 4. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Restated Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any proper officer or officers to appoint, one or more Transfer Clerks or one or more Transfer Agents and one or more Registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

      SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of an agreement or bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any officer may in its or the officer's discretion require.

                                   ARTICLE VII

                              FIXING OF RECORD DATE

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                WAIVERS OF NOTICE

      Whenever notice is required to be given by law, the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                   ARTICLE IX

                                   AMENDMENTS

      These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders of the Corporation, provided notice of the proposed change was given in the notice of the meeting; provided, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Restated Certificate of Incorporation or these Bylaws, the affirmative vote of at least 80 percent of the voting power of all the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

                                   CERTIFICATE

      The undersigned, Jack J. Kogut, Secretary of NORTHFIELD LABORATORIES INC., a Delaware corporation, does hereby certify that the foregoing is a true copy of the Bylaws Of the Corporation in effect as of this date.

      WITNESS my hand and the seal of the Corporation this 15th day of August, 2005.

                                                     /s/ Jack J. Kogut
                                                    ---------------------------
                                                     Jack J. Kogut, Secretary

      (CORPORATE SEAL)

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